As filed with the Securities and Exchange Commission on March 12, 2025.
Registration No. 333-285471

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MNTN, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	7319 (Primary Standard Industrial Classification Code Number)	26-4741839 (I.R.S. Employer Identification No.)
823 Congress Avenue, #1827,
Austin, Texas 78768
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick A. Pohlen, Chief Financial Officer
MNTN, Inc.
823 Congress Avenue, #1827,
Austin, Texas 78768
Telephone: (877) 978-3354
Fax: (512) 233-0980
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Ian D. Schuman, Esq. Brittany D. Ruiz, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 906-1200	Mark Douglas, Chief Executive Officer Patrick A. Pohlen, Chief Financial Officer MNTN, Inc. 823 Congress Avenue, #1827, Austin, Texas 78768 Telephone: (310) 895-2110	Ran D. Ben-Tzur, Esq. Ryan Mitteness, Esq. Fenwick & West LLP 730 Arizona Avenue, 1st Floor Santa Monica, California 90401 Telephone: (310) 434-5400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
MNTN, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-285471) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.
Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement.
3.1*	Amended and Restated Certificate of Incorporation of the Registrant, as amended on May 9, 2024, as in effect prior to the consummation of this offering.
3.2*
Bylaws of the Registrant, dated as of April 10, 2009, as amended by that certain Amendment No. 1, dated as of September 15, 2011, and as further amended on August 28, 2022 and September 27, 2022, as in effect prior to the consummation of this offering.

3.3	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the consummation of this offering.
3.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the consummation of this offering.
4.1*	Specimen Class A Common Stock Certificate of the Registrant.
4.2#	Form of Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its shareholders to be in effect upon the consummation of this offering.
4.3*#+	Warrant to Purchase Common Stock, dated as of April 5, 2018, by and between the Registrant and Silicon Valley Bank.
4.4*#+	Form of Warrant to Purchase Series D Preferred Stock of the Registrant.
5.1**	Opinion of Latham & Watkins LLP.
10.1*	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10.2†*	Registrant’s 2009 Equity Incentive Plan and form of stock option agreement.
10.3†*	Registrant’s 2018 QuickFrame Inc. Stock Plan.
10.4†	Registrant’s Amended and Restated 2021 Equity Incentive Plan and form of stock option agreement.
10.5†	Registrant’s 2025 Incentive Award Plan.
10.6†	Form of 2025 Plan Stock Option Agreement.
10.7†	Form of 2025 Plan Restricted Stock Unit Award Agreement.
10.8†	Form of 2025 Employee Stock Purchase Plan.
10.9†	Non-Employee Director Compensation Policy.
10.10†**	Amended and Restated Offer Letter Agreement between the Registrant and Patrick A. Pohlen, dated , 2025.
10.11*#+	Amended and Restated Business Financing Agreement, dated as of November 23, 2021, between the Registrant, as borrower, and Western Alliance Bank, as lender.
10.12*#+	First Modification to Amended and Restated Business Financing Agreement, dated as of August 1, 2022, between the Registrant, as borrower, and Western Alliance Bank, as lender.
10.13*#	Second Modification to Amended and Restated Business Financing Agreement, dated as of June 27, 2023, between the Registrant, as borrower, and Western Alliance Bank, as lender.
10.14*	Third Modification to Amended and Restated Business Financing Agreement, dated August 7, 2024, between the Registrant, as borrower, and Western Alliance Bank, as lender.
10.15*	Fourth Modification to Amended and Restated Business Financing Agreement, dated February 26, 2025, between the Registrant, as borrower, and Western Alliance Bank, as lender.

Exhibit Number	Description of Exhibit
10.16*	Form of 2023 Convertible Note.
10.17*	Amendment to Note and Warrant Purchase Agreement and Omnibus Amendment to Notes, as of May 4, 2023.
10.18*	Omnibus Amendment to 2023 Convertible Notes and 2023 Warrants, as of May 9, 2024.
21.1*	List of subsidiaries of the Registrant.
23.1*	Consent of KPMG LLP.
23.2**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107.1*	Calculation of Registration Fee.

*
Previously filed.

**
To be filed by amendment.

†
Indicates management contract or compensatory plan or arrangement.

+
Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the Commission upon request.

#
Certain portions of this exhibit (indicated by “[###]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 12th day of March, 2025.
MNTN, INC.
By:
/s/ Mark Douglas

Mark Douglas
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.
Signature	Title	Date
/s/ Mark Douglas Mark Douglas	Chief Executive Officer (Principal Executive Officer), Chairman of the Board	March 12, 2025
/s/ Patrick A. Pohlen Patrick A. Pohlen	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2025
* Grant Ries	Director	March 12, 2025
* Joe B. Johnson	Director	March 12, 2025
* Hadi Partovi	Director	March 12, 2025
* Dana Settle	Director	March 12, 2025
* Joseph Kaiser	Director	March 12, 2025

* By:
/s/ Patrick A. Pohlen
Patrick A. Pohlen
Attorney-in-fact